UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	February 6, 2014

Pyramid Oil Company
(Exact name of registrant as specified in its charter)

California	0-5525	94-0787340
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2008 – 21st Street Bakersfield, California		93301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(661) 325-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2014, Pyramid Oil Company, a California corporation (“Pyramid”), Yuma Energy, Inc., a Delaware corporation (“Yuma”), Pyramid Delaware Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Pyramid (“Delaware Merger Subsidiary”), and Pyramid Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Delaware Merger Subsidiary (“Merger Subsidiary”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, (i) Pyramid will, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, merge with and into Delaware Merger Subsidiary (the “Reincorporation Merger”), the separate corporate existence of Pyramid shall cease and Delaware Merger Subsidiary shall be the successor or surviving corporation of the merger (“Pyramid Delaware”), and (ii) following the Reincorporation Merger, Merger Subsidiary will, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including the consummation of the Reincorporation Merger, merge with and into Yuma (the “Merger”), the separate corporate existence of Merger Subsidiary shall cease and Yuma shall be the successor or surviving corporation of the Merger and a wholly owned subsidiary of Pyramid Delaware. The Reincorporation Merger and the Merger are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Upon the consummation of the Reincorporation Merger, Pyramid will become a Delaware corporation, each share of Pyramid common stock will be converted into one share of Pyramid Delaware common stock and each option to acquire Pyramid common stock granted pursuant to Pyramid's 2006 Equity Incentive Plan and outstanding immediately prior to the consummation of the Reincorporation Merger, whether vested or unvested, exercisable or unexercisable, will be automatically converted into the right to receive one share of Pyramid Delaware common stock for each share of Pyramid common stock subject to such option, on the same terms and conditions applicable to the option to purchase Pyramid common stock. Additionally, Pyramid will change its name to "Yuma Energy, Inc."

Upon consummation of the Merger, Yuma will become a wholly owned subsidiary of Pyramid Delaware and, subject to the terms and conditions of the Merger Agreement, holders of Yuma securities will receive, in exchange for such securities, up to 66,336,701 shares of Pyramid Delaware common stock, representing approximately 93% of Pyramid Delaware's shares of common stock to be outstanding, including shares of common stock subject to outstanding stock options. The parties to the Merger Agreement intend to consummate the Merger as soon as practicable after the Reincorporation Merger.

The respective boards of directors of Pyramid, Yuma, Delaware Merger Subsidiary and Merger Subsidiary have determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of their respective stockholders, and have unanimously approved the Merger and the Merger Agreement. The transactions contemplated by the Merger Agreement are subject to approval of Pyramid's and Yuma's respective shareholders at shareholders' meetings to be called and held by Pyramid and Yuma, respectively, delivery to Pyramid of Yuma's audited financial statements for the year ended December 31, 2013 and other closing conditions, including the filing and effectiveness of a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).

Pyramid and Yuma have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of their respective business prior to the consummation of the Merger and covenants prohibiting Pyramid and Yuma from soliciting, or providing information or entering into discussions regarding, proposals relating to alternative business combination transactions, except in limited circumstances to permit the board of directors of each of Pyramid and Yuma to comply with its fiduciary duties under applicable law.

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Under the Merger Agreement, at the closing of the Merger, all of the directors and officers of Pyramid Delaware will resign from their positions as directors and officers effective upon the election of Yuma's designees, Sam L. Banks (Chairman), Richard K. Stoneburner, James W. Christmas, Frank A. Lodzinski, Richard W. Volk and Ben T. Morris as directors of Pyramid Delaware, and the appointment of Mr. Banks as Chief Executive Officer, Michael F. Conlon as President and Chief Operating Officer, and Kirk F. Sprunger as Chief Financial Officer, Treasurer and Secretary, respectively, of Pyramid Delaware.

The Merger Agreement contains certain termination rights for both Pyramid and Yuma, including, among other things, if the Merger is not consummated on or before December 31, 2014, and further provides that, upon termination of the Merger Agreement under certain circumstances, each of Pyramid and Yuma may be obligated to pay the other party a fee of $1,000,000.

The Merger Agreement contains representations and warranties by Pyramid, Delaware Merger Subsidiary and Merger Subsidiary, on the one hand, and by Yuma, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Pyramid, on the one hand, and Yuma, on the other hand. Accordingly, the representations and warranties and other disclosures in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Pyramid or Yuma at the time they were made or otherwise.

Michael Herman, Pyramid's interim President and Chief Executive Officer, has entered into a voting agreement (the "Herman Voting Agreement"), pursuant to which, among other things, Mr. Herman has agreed to vote the shares of Pyramid common stock beneficially owned by him in favor of the approval and adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. As of the date hereof, Mr. Herman beneficially owns approximately 41% of the issued and outstanding shares of Pyramid common stock. Certain stockholders of Yuma have also entered into a voting agreement (the "Yuma Stockholders’ Voting Agreement"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Yuma common stock beneficially owned by them in favor of the approval and adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement. As of the date hereof, such Yuma stockholders beneficially own approximately 67% of the issued and outstanding common stock equivalent of Yuma.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Herman Voting Agreement and the form of Yuma Stockholders’ Voting Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 8.01. Other Events.

On February 6, 2014, Pyramid and Yuma issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Pyramid including statements that involve risks and uncertainties concerning Pyramid's proposed transaction with Yuma. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of Pyramid. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Pyramid may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that Pyramid files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Pyramid's financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Pyramid. Pyramid is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

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Additional Information about the Reincorporation Merger and the Merger and Where to Find it

In connection with the proposed Reincorporation Merger and Merger, Pyramid and Delaware Merger Subsidiary will file with the SEC a registration statement on Form S-4, including a proxy statement/prospectus, and other relevant materials in connection with the proposed acquisition of Yuma by Pyramid. The materials to be filed by Pyramid with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, such materials may be obtained free of charge from Pyramid’s website at www.pyramidoil.com.

Investors and security holders of Pyramid are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Reincorporation Merger and Merger because they will contain important information about the Reincorporation Merger and the Merger, the parties to the Merger Agreement and the common stock of Delaware Merger Subsidiary to be issued in the Reincorporation Merger. Pyramid and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Pyramid shareholders and Pyramid Delaware stockholders in connection with the proposed Reincorporation Merger and the proposed Merger. Information concerning the interests of Pyramid directors and executive officers who may be deemed to be participants in the solicitation, which may, in some cases, be different than those of Pyramid shareholders and Pyramid Delaware stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement/prospectus relating to the Merger when it becomes available.

Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 6, 2014, by and among Pyramid Oil Company, Yuma Energy, Inc., Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc.*
10.1	Voting Agreement entered into as of February 6, 2014, between Michael Herman and Yuma Energy, Inc.
10.2	Form of Voting Agreement.
99.1	Press Release of Pyramid Oil Company dated February 6, 2014.

________________

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Pyramid will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID OIL COMPANY

February 6, 2014	By:	/s/ Michael D. Herman
Name: Michael D. Herman
Title: Interim President and Chief Executive Officer

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